                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports relating to the consolidated financial statements and financial statement schedules of Tower Automotive, Inc and Subsidiaries (the "Company") and management's report on the effectiveness of internal control over financial reporting dated July 22, 2005, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004, in the following Registration Statements:

Form                        Registration Statement No.
----                        --------------------------
S-8                         333-119155
S-8                         333-17355
S-8                         333-39523
S-8                         333-59664

Our report relating to the consolidated financial statements and financial statement schedules of the Company includes explanatory paragraphs relating to
1) the Company's ability to continue as a going concern, and 2) a change in the method of accounting for certain variable interest entities.

Our report relating to management's report on the effectiveness of internal control over financial reporting contains an adverse opinion relating to the effectiveness of the Company's internal control over financial reporting because of material weaknesses in the internal control over income taxes and the accounting for pension and other postretirement benefit plans.




DELOITTE & TOUCHE LLP
Detroit, Michigan
July 22, 2005